UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 11, 2009

TRUMP ENTERTAINMENT RESORTS, INC.
TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP
TRUMP ENTERTAINMENT RESORTS FUNDING, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
Delaware
Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
33-90786	13-3818407
33-90786-01	13-3818405
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

As previously disclosed, Trump Entertainment Resorts Holdings, L.P. and Trump Entertainment Resorts Funding, Inc. did not make the interest payment due December 1, 2008 on their 8.5% Senior Secured Notes due 2015 (“Notes”). On December 31, 2008, the company obtained a forbearance agreement (“Noteholder Forbearance”) from the holders of an aggregate of approximately 70% of the outstanding principal amount of the Notes, pursuant to which such holders agreed to forbear from exercising their rights and remedies under the indenture governing the Notes relating to the missed interest payment, and from directing the trustee under the indenture from exercising any such rights and remedies on the holders’ behalf, until January 21, 2009, unless certain events occurred. Such date has previously been extended to February 11, 2009.

On February 10, 2009, the parties to the Noteholder Forbearance further amended the Noteholder Forbearance to extend its term until 9:00 a.m. on February 17, 2009, unless certain events occur. No other material amendments were made.

In addition, on December 31, 2008, the company obtained a forbearance agreement (“Lenders Forbearance”) from the lenders under the company’s $490 million senior secured term loan agreement, pursuant to which the lenders agreed to forbear from exercising certain of their other rights and remedies that may exist as a result of the missed interest payment on the Notes, until January 21, 2009, unless certain events occurred. Such date has previously been extended to February 11, 2009. On February 10, 2009, the parties to the Lenders Forbearance further amended the Lenders Forbearance to extend its term until 9:00 a.m. on February 17, 2009, unless certain events occur. No other material amendments were made.

The company remains in discussions with its lenders and certain Note holders regarding a possible restructuring of the company’s capital structure. There can be no assurance that any agreement with respect to any restructuring will be reached or, if any agreement is reached, as to the terms thereof.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2009

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel